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EXHIBIT 23

Consent of Independent Auditors

We have issued our report dated February 14, 2002 except Notes 2 and 7 as to which the date is April 3, 2002, accompanying the consolidated financial statements and schedule included in the Annual Report of eLEC Communications Corp. and Subsidiaries on Form 10-K for the year ended November 30, 2001. We hereby consent to the incorporation by reference of said report in Registration Statement No. 333-19611 of eLEC Communications Corp. on Form S-8 and in Registration Statement No. 333-57630 of eLEC Communications Corp. on Form S-3.

By:	/s/ NUSSBAUM YATES & WOLPOW, P.C. Nussbaum Yates & Wolpow, P.C.

Melville, New York

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Consent of Independent Auditors